                                                                      EXHIBIT 23


                         INDEPENDENT AUDITORS' CONSENT

We consent to incorporation by reference in Central Garden & Pet Company's Registration Statement Nos. 333-09065, 333-01238, 33-96816, 33-89216, 33-72326,
333-22209, 333-41931 and 333-84737 on Form S-8, Registration Statement Nos. 333-
05261, 333-26387 and 333-46437 on Form S-4 and Registration Statement Nos. 33-86284, 333-21603 and 333-48617 on Form S-3 of our reports dated December 18, 2000 appearing in this Annual Report on Form 10-K of Central Garden & Pet Company for the year ended September 30, 2000.


/s/ DELOITTE & TOUCHE LLP


San Francisco, California
December 29, 2000